Exhibit 5.1

Thompson & Knight LLP ATTORNEYS AND COUNSELORS ONE ARTS PLAZA 1722 ROUTH STREET • SUITE 1500 DALLAS, TEXAS 75201-2533 (214) 969-1700 FAX (214) 969-1751 www.tklaw.com	AUSTIN DALLAS FORT WORTH HOUSTON NEW YORK SAN ANTONIO
ALGIERS LONDON MEXICO CITY MONTERREY PARIS RIO DE JANEIRO VITÓRIA

February 19, 2009
Noble Energy, Inc.
100 Glenborough Drive, Suite 100
Houston, Texas 77067
     Re: Noble Energy, Inc.: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Noble Energy, Inc., a Delaware corporation (“Noble”), in connection with the proposed offer and sale by Noble of the following securities (the “Securities”), pursuant to a prospectus forming part of the Form S-3 Registration Statement to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”): (i) one or more series of debt securities of Noble (the “Debt Securities”), (ii) shares of common stock, par value $3.33 1/3 per share of Noble (the “Common Stock”), (iii) shares of preferred stock, par value $1.00 per share of Noble (the “Preferred Stock”) and (iv) warrants for the purchase of Debt Securities, Common Stock or Preferred Stock (the “Warrants”).
     Each series of Debt Securities will be issued under an indenture (the “Indenture”) to be entered into between Noble and Wells Fargo Bank, National Association, as Trustee. Certain terms of the Securities to be issued from time to time will be approved by the Board of Directors of Noble (or a committee thereof) as part of the corporate action taken and to be taken in connection with the authorization of the issuance of the Securities (the “Corporate Proceedings”).
     As counsel to Noble, we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, resolutions of the Board of Directors of Noble and such Noble records, certificates and other documents and such questions of law we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of Noble. We have assumed that (i) all information contained in all documents reviewed by us is true, complete and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, (vi) each natural person signing any document reviewed by us in a representative capacity had authority to sign in such capacity, and (vii) the Securities will be issued and sold in the manner described in the Registration Statement and the prospectus relating thereto.
     Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that:
     (1) upon the completion of the Corporate Proceedings relating to a series of the Debt Securities, the execution and delivery of the Indenture and any applicable supplement to the Indenture and the due execution, authentication, issuance and delivery of the Debt Securities of such series, the Debt Securities of such series, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to such series of Debt Securities, will be duly authorized and will be binding obligations of Noble enforceable in accordance with their terms and entitled to the benefits of the applicable Indenture, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors’ rights generally and subject to general principles of equity;
     (2) upon the completion of the Corporate Proceedings relating to the shares of Common Stock and the due execution, countersignature and delivery of the shares of Common Stock, the Common Stock, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to the Common Stock, will be duly authorized, legally issued, fully paid and nonassessable;
     (3) upon the completion of the Corporate Proceedings relating to a series of the Preferred Stock, the execution, delivery and filing with, and recording by, the Secretary of State of the State of Delaware of the Certificate of Designation relating to such series of the Preferred Stock, and the due execution, countersignature and delivery of the shares of Preferred Stock of such series, the Preferred Stock of such series, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to such series of the Preferred Stock, will be duly authorized, legally issued, fully paid and nonassessable; and
     (4) upon the completion of the Corporate Proceedings relating to the Warrants, the execution and delivery of a warrant agreement relating to the Warrants in a form to be included as an exhibit to the Registration Statement, the due execution, countersignature and delivery of the Warrants in the applicable form and as contemplated by the Registration Statement, the Warrants when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to the Warrants will be duly authorized, legally issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ THOMPSON & KNIGHT LLP